Exhibit 11
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                         COMSAT CORPORATION CONSOLIDATED
                        COMPUTATION OF EARNINGS PER SHARE
              For the Years Ended December 31, 1995, 1994 and 1993

In thousands, except per share amounts                                     1995            1994            1993
- ---------------------------------------------------------------------------------------------------------------
PRIMARY

Earnings:
     Income before cumulative effect of accounting change         $      37,817   $      77,642   $      82,469
     Cumulative effect of accounting change                                  -               -            1,925
                                                                 --------------  --------------  --------------
     Net income                                                   $      37,817   $      77,642   $      84,394
                                                                 ==============  ==============  ==============


Shares:
     Weighted average number of common shares outstanding                47,282          46,590          46,336
     Add - shares issuable from assumed exercise of options                 716             766             759
                                                                 --------------  --------------  --------------
     Weighted average shares                                             47,998          47,356          47,095
                                                                 ==============  ==============  ==============

Primary earnings per share:
     Before cumulative effect of accounting change                $        0.79 $          1.64 $          1.75
     Cumulative effect of accounting change                                   -               -            0.04
                                                                 --------------  --------------  --------------
     Net income                                                   $        0.79 $          1.64 $          1.79
                                                                 ==============  ==============  ==============

ASSUMING FULL DILUTION

Earnings:
     Income before cumulative effect of accounting change         $      37,817   $      77,642   $      82,469
     Cumulative effect of accounting change                                  -               -            1,925
                                                                 --------------  --------------  --------------
     Net income                                                   $      37,817   $      77,642   $      84,394
                                                                 ==============  ==============  ==============

Shares:
     Weighted average number of common shares outstanding                47,282          46,590          46,336
     Add - shares issuable from assumed exercise of options                 725             874             821
                                                                 --------------  --------------  --------------
     Weighted average shares                                             48,007          47,464          47,157
                                                                 ==============  ==============  ==============

Fully diluted earnings per share:
     Before cumulative effect of accounting change                $        0.79   $        1.64   $        1.75
     Cumulative effect of accounting change                                   -               -            0.04
                                                                 --------------  --------------  --------------
     Net income                                                   $        0.79   $        1.64   $        1.79
                                                                 ==============  ==============  ==============

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